FOR IMMEDIATE RELEASE

CLARUS ANNOUNCES SECOND QUARTER 2009 RESULTS

STAMFORD, CONNECTICUT – August 6, 2009 -- Clarus Corporation (OTC:CLRS) today announced financial results for the three and six months ended June 30, 2009.  Clarus reported no revenues for the quarters ended June 30, 2009 and 2008, respectively.  Net loss for the second quarter of 2009 was $921,000 or $0.05 per diluted share compared to a net loss of $783,000 or $0.05 per diluted share during the comparable period of 2008.  The increase in net loss was primarily due to a $362,000 reduction in interest income from declining interest rates on our cash, cash equivalents and marketable securities, partially offset by a $223,000 decline in operating expenses due to a reduction in employment compensation and benefits, professional fees, investment management fees, and travel expenses offset by increases in franchise and property taxes and non-cash equity compensation, compared to the prior year quarter.  The weighted average investment yield for our investments for the quarter ended June 30, 2009 was 0.94% compared to 2.60% for the quarter ended June 30, 2008.  The current earnings rate as of July 27, 2009, is 0.27%.

For the six months ended June 30, 2009, Clarus reported net loss of $1,520,000 or $0.09 per diluted share compared to a net loss of $1,200,000 or $0.07 per diluted share for the same period in 2008.  The increase in net loss was primarily a result of a decrease in interest income of $773,000 due to lower interest rates on our cash, cash equivalents and marketable securities partially offset by a $451,000 decline in operating expenses, which included $209,000 of non-cash equity compensation expense.  For the six months ended June 30, 2009, our investment yield was 1.44% compared to 3.20% in the comparable period of 2008.  The decrease in general and administrative expense for the six months ended June 30, 2009, was primarily attributable to decreases in non-cash equity compensation expense, employment compensation and benefits, investment management fees and other professional fees.

As of June 30, 2009, Clarus' cash, cash equivalents and marketable securities were $84.3 million compared to $86.0 million as of December 31, 2008.  Our cash, cash equivalents and marketable securities of $84.3 million at June 30, 2009 divided by 17.4 million shares of common stock outstanding equals $4.84 per share.

Clarus estimates that it has available net operating loss, research and experimentation credit and alternative minimum tax credit carryforwards for U.S. federal income tax purposes of approximately $226.8 million, $1.3 million and $56,000, respectively, which expire in varying amounts beginning in the year 2009, after application of the limitation under Section 382 of the Internal Revenue Code.

Warren B. Kanders, Executive Chairman of Clarus, stated, “We are actively reviewing a variety of opportunities and ideas in which to redeploy Clarus’ cash assets.  The current economic and business environment, while tentative, should allow us to achieve our objectives while securing a business platform which may provide organic and acquisition growth.  Additionally, we have taken a number of steps to reduce our cash operating expenses.”

CONFERENCE CALL SCHEDULED FOR AUGUST 6, 2009, AT 5:00 PM (EASTERN)

To access the conference call, please call 866-939-3921 or 678-302-3550 on Thursday, August 6, 2009 at least 10-15 minutes before the call is scheduled to begin.  There will be a question/answer session at the end of the conference call.

To accommodate our audiences in earlier time zones or anyone unable to listen, there will be an archived replay of the conference call.  The replay will be available shortly after the conclusion of the conference call and can be accessed on the Company’s website www.claruscorp.com.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These forward-looking and other statements, which are not historical facts, are based largely upon our current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, our inability to execute successfully our planned effort to redeploy our assets to enhance stockholder value and  the unavailability of our net operating loss carry forward as well as other factors described in the “Risk Factors” section of the Company's filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at www.claruscorp.com or the Securities and Exchange Commission’s web site at www.sec.gov.

For more information, contact:

Philip A. Baratelli
Chief Financial Officer
Clarus Corporation
(203) 428-2000
pbaratelli@claruscorp.com

CLARUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	JUNE 30,	DECEMBER 31,
	2009	2008
	(unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$65,676	$19,342
Marketable securities	18,614	66,670
Interest receivable	23	24
Prepaids and other current assets	179	109

Total current assets	84,492	86,145

PROPERTY AND EQUIPMENT, NET	860	1,032

TOTAL ASSETS	$85,352	$87,177

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$125	$383

Total current liabilities	125	383

LONG-TERM LIABILITIES:
Deferred rent	421	410

Total liabilities	546	793

STOCKHOLDERS' EQUITY:
Preferred stock, $.0001 par value; 5,000,000 shares authorized; none issued
Common stock, $.0001 par value; 100,000,000 shares authorized;
17,441,747 shares issued and 17,366,747 outstanding in
2009 and 2008, respectively	2	2
Additional paid-in capital	370,847	370,504
Accumulated deficit	(286,045)	(284,523)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive income	4	403

Total stockholders' equity	84,806	86,384

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$85,352	$87,177

CLARUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
	2009	2008	2009	2008
REVENUES:	$-	$-	$-	$-
Total revenues	-	-	-	-

OPERATING EXPENSES:
General and administrative	1,030	1,253	1,953	2,403
Depreciation	88	89	177	178
Total operating expenses	1,118	1,342	2,130	2,581

OPERATING LOSS	(1,118)	(1,342)	(2,130)	(2,581)
INTEREST INCOME	197	559	608	1,381
NET LOSS	$(921)	$(783)	$(1,522)	$(1,200)

Loss per common share:
Basic	$(0.05)	$(0.05)	$(0.09)	$(0.07)
Diluted	$(0.05)	$(0.05)	$(0.09)	$(0.07)

Weighted average shares outstanding:
Basic	16,867	16,867	16,867	16,867
Diluted	16,867	16,867	16,867	16,867

CLARUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	SIX MONTHS
	ENDED JUNE 30,
	2009	2008

OPERATING ACTIVITIES:
Net loss	$(1,522)	$(1,200)
Adjustments to reconcile net loss to net cash used in
Operating activities:
Depreciation on property and equipment	177	178
Amortization of equity compensation plans	343	397
Amortization of discount on securities, net	(436)	(976)
Loss on disposal of equipment	1	-
Changes in operating assets and liabilities:
Increase in interest receivable, prepaids and
other current assets	(69)	(6)
Decrease in accounts payable and accrued liabilities	(258)	(190)
Increase in deferred rent	11	34

NET CASH USED IN OPERATING ACTIVITIES	(1,753)	(1,763)

INVESTING ACTIVITIES:
Purchases of marketable securities	(18,605)	(76,293)
Proceeds from maturity of marketable securities	66,698	53,100
Purchase of property and equipment	(6)	(1)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	48,087	(23,194)

FINANCING ACTIVITIES:

Proceeds from the exercises of stock options	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-

CHANGE IN CASH AND CASH EQUIVALENTS	46,334	(24,957)

CASH AND CASH EQUIVALENTS, Beginning of Period	19,342	41,886

CASH AND CASH EQUIVALENTS, End of Period	$65,676	$16,929

SUPPLEMENTAL DISCLOSURE:

Cash paid for franchise and property taxes	$220	$327